Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 62 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Lionbridge Technologies, Inc. (the “Company”) that, to his knowledge, the the Quarterly Report on Form 10-Q of the Company for the quarterended June 30, 2003 and filed on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of1934 (15 U.S.C. 78m or 78o(d)); and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-Q. A signed original of this statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: November 13, 2003

/s/ Stephen J. Lifshatz
Stephen J. Lifshatz
Senior Vice President, Finance, Chief Financial Officer and Treasurer
Lionbridge Technologies, Inc.

/s/ Rory J. Cowan
Rory J. Cowan
Chairman, Chief Executive Officer and President, Finance
Lionbridge Technologies, Inc.

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not to be deemed as part of the Report, nor is it to be deemed to be filed pursuant to the Securities Exchange Act of 1934 or to form a part of the Company’s public disclosure in the United States or otherwise.